CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$3,000,000	$302.10

October 2015

Pricing Supplement No. 1363

Registration Statement No. 333-199966

Dated October 9, 2015

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Dual Directional Securities due October 12, 2017

Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Auto-Callable Dual Directional Securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing price of the underlying stock on any of the quarterly determination dates (other than the final determination date) is greater than or equal to the initial stock price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of 5.00% per annum (or 1.25% per determination date), as described below. At maturity, if the securities have not previously been redeemed and the final stock price is greater than or equal to the initial stock price, the payment at maturity due on the securities will correspond to a return of 5.00% per annum (or 1.25% per determination date). If the securities have not been previously redeemed and the underlying stock has depreciated in value by no more than 50%, investors will receive at maturity the stated principal amount of the securities plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 50% return. However, if the securities have not been previously redeemed and the underlying stock has depreciated by more than 50% in value, at maturity investors will be negatively exposed to the full amount of the percentage decline in the underlying stock and will lose 1% of the stated principal amount for every 1% of decline in the value of the underlying stock over the term of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These securities are for investors who are willing to risk their principal and forego current income in exchange for the absolute return feature that applies to a limited range of the performance of the underlying stock and the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if the underlying stock closes at or above the initial stock price on a quarterly determination date. Investors will not participate in any appreciation of the underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Underlying stock:	Class A Common Stock of Facebook, Inc.
Aggregate principal amount:	$3,000,000
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing price of the underlying stock is greater than or equal to the initial stock price, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of 5.00% per annum or 1.25% for each quarterly determination date, as follows:

•          1st determination date: $10.125

•          2nd determination date: $10.250

•          3rd determination date: $10.375

•          4th determination date: $10.500

•          5th determination date: $10.625

•          6th determination date: $10.750

•          7th determination date: $10.875

No further payments will be made on the securities once they have been redeemed.

Determination dates:	January 11, 2016, April 11, 2016, July 11, 2016, October 11, 2016, January 9, 2017, April 10, 2017, July 10, 2017 and October 9, 2017, subject to postponement for non-trading days and certain market disruption events
Redemption dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date
Payment at maturity:	If the securities have not previously been redeemed, you will receive at maturity a cash payment, for each $10 stated principal amount security, as follows:
	• If the final stock price is greater than or equal to the initial stock price:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of 5.00% per annum, or $11.00
• If the final stock price is less than the initial stock price but is greater than or equal to the trigger level:

$10 + ($10 × absolute stock return)

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying stock. In no event will this amount exceed the stated principal amount plus $5.00.

	• If the final stock price is less than the trigger level:	$10 × stock performance factor This amount will be less than the stated principal amount of $10 per securities and will represent a loss of more than 50%, and possibly all, of your investment.
Stock percent change:	(final stock price – initial stock price) / initial stock price
Absolute stock return:	The absolute value of the stock percent change. For example, a -5% stock percent change will result in a +5% absolute stock return
Trigger level:	$46.62, which is equal to 50% of the initial stock price
Initial stock price:	$93.24, which was the closing price of the underlying stock on the pricing date
Final stock price:	The closing price of the underlying stock on the final determination date
Stock adjustment factor:	The stock adjustment factor is referenced in determining the closing price of the underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Stock performance factor:	final stock price / initial stock price
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	October 9, 2015
Original issue date (settlement date):	October 15, 2015
Maturity date:	October 12, 2017, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
CUSIP/ISIN:	48127Y557 / US48127Y5574
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.115(2)	$9.835
$0.05(3)
Total	$3,000,000.00	$49,500.00	$2,950,500.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.115 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

The estimated value of the securities on the pricing date as determined by JPMS was $9.742 per $10 stated principal amount security. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Auto-Callable Dual Directional Securities due October 12, 2017

Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Investment Summary

The Auto-Callable Dual Directional Securities due October 12, 2017 Based on the Performance of the Class A Common Stock of Facebook, Inc., which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of 5.00% per annum (or 1.25% per determination date) of the stated principal amount per security. If the closing price of the underlying stock is greater than or equal to the initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final stock price is greater than or equal to the initial stock price, the payment at maturity due on the securities will be an amount in cash per stated principal amount corresponding to a return of 5.00% per annum, or $11.00. If the underlying stock has depreciated in value by no more than 50%, investors will receive at maturity the stated principal amount of the securities plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 50% return. However, if the underlying stock has depreciated by more than 50% in value, at maturity investors will be negatively exposed to the full amount of the percentage decline in the underlying stock and will lose 1% of the stated principal amount for every 1% of decline in the value of the underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the stock performance factor, which will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying stock.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

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Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of 5.00% per annum (or 1.25% per determination date) of the stated principal amount per security if the closing price of the underlying stock is greater than or equal to the initial stock price on any of the determination dates (other than the final determination date).   If the securities have not been automatically redeemed prior to maturity and if the final stock price is greater than or equal to the initial stock price, the payment at maturity due on the securities will be an amount in cash per stated principal amount corresponding to a return of 5.00% per annum, or $11.00. At maturity, if the securities have not been automatically redeemed prior to maturity and the underlying stock has depreciated in value by no more than 50%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 50% return. However, at maturity, if the securities have not been automatically redeemed prior to maturity and the underlying stock has depreciated in value by more than 50%, investors will be negatively exposed to the full amount of the percentage decline in the underlying asset and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose some or all of the stated principal amount of the securities.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Absolute Return Feature	If the securities have not been previously redeemed, the securities offer investors an opportunity to earn an unleveraged positive return if the final stock price is less than the initial stock price but is greater than or equal to the trigger level.
Early Redemption Scenario

The closing price of the underlying stock is greater than or equal to the initial stock price on one of the first seven determination dates. The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of 5.00% per annum or 1.25% for each quarterly determination date. No further payments will be made on the securities once they have been redeemed.

Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Upside Scenario if the Underlying Stock Appreciates or Is Flat at Maturity

The securities have not been previously redeemed and the final stock price is greater than or equal to the initial stock price on the final determination date. The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of 5.00% per annum, or $11.00.

Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Absolute Return Scenario	The securities have not been previously redeemed and the final stock price is less than the initial stock price but is greater than or equal to the trigger level, which is 50% of the initial stock price. In this case, the securities pay a 1% positive return for each 1% negative return of the underlying stock. For example, if the final stock price is 5% less than the initial stock price, the securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 50% return at maturity.
Downside Scenario at Maturity	The securities have not been previously redeemed and the final stock price is less than the trigger level. In this case, the securities pay an amount that is less than the stated principal amount by more than 50% and this decrease will be by an amount that is proportionate to the percentage decline in the final stock price from the initial stock price. (Example: if the underlying stock decreases in value by 60%, the securities will pay an amount that is less than the stated principal amount by 60%, or $4 per securities).
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Auto-Callable Dual Directional Securities due October 12, 2017

Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of the underlying stock and (2) the final stock price.

Diagram #1: Determination Dates (Other Than The Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a redemption payment will be determined on each quarterly determination date. The actual initial stock price and trigger level will be provided in the pricing supplement. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$10 per security
Hypothetical initial stock price:	$92.00
Hypothetical trigger level:	$46.00, which is 50% of the hypothetical initial stock price
Early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of 5.00% per annum or 1.25% for each quarterly determination date, as follows:

•          1st determination date: $10.125

•          2nd determination date: $10.250

•          3rd determination date: $10.375

•          4th determination date: $10.500

•          5th determination date: $10.625

•          6th determination date: $10.750

•          7th determination date: $10.875

Hypothetical maturity redemption payment:	$11.00

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the initial stock price on one of the first seven determination dates. Because the closing price of the underlying stock is greater than or equal to the initial stock price on one of the first seven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3, 4 and 5, the closing price of the underlying stock on the first seven determination dates is less than the then initial stock price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1		Example 2
Determination Dates	Hypothetical Closing Price	Early Redemption Payment	Hypothetical Closing Price	Early Redemption Payment
#1	$100.00	$10.125	$65.00	N/A
#2	N/A	N/A	$70.00	N/A
#3	N/A	N/A	$75.00	N/A
#4	N/A	N/A	$80.00	N/A
#5	N/A	N/A	$85.00	N/A
#6	N/A	N/A	$90.00	N/A
#7	N/A	N/A	$110.40	$10.875
Final Determination Date	N/A	N/A	N/A	N/A

Example 1. The securities are automatically redeemed following the first determination date as the closing price of the underlying stock on the first determination date is greater than the initial stock price. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $10.125 per security.

Example 2. The securities are automatically redeemed following the seventh determination date. In this example, the securities are redeemed early following the seventh determination date as this is the first determination date on which the closing price of the underlying stock is greater than or equal to the initial stock price, even though the closing price of the underlying stock is progressively increasing on each successive determination date after an initial decline on the first determination date. Following the seventh determination date, you will receive the early redemption payment with respect to the seventh determination date.

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Principal at Risk Securities

In this example, the early redemption feature limits the term of your investment to approximately 21 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although the underlying stock has appreciated by 20% from its initial stock price on the seventh determination date, you receive only $10.875 per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $10.875 per security.

	Example 3	Example 4	Example 5
Determination Dates	Hypothetical Closing Price	Hypothetical Closing Price	Hypothetical Closing Price
#1	$75.00	$85.00	$85.00
#2	$70.00	$70.00	$70.00
#3	$80.00	$65.00	$65.00
#4	$75.00	$85.00	$85.00
#5	$70.00	$70.00	$70.00
#6	$80.00	$65.00	$65.00
#7	$80.00	$55.00	$50.00
Final Determination Date	$120.00	$87.40	$36.80
Payment at Maturity	$11.00	$10.50	$4.00

Example 3. The securities are not automatically redeemed prior to maturity and the final stock price is greater than the initial stock price. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example illustrates that, although the value of the underlying stock has appreciated significantly, the return on the securities at maturity is limited to the maturity redemption payment, without any participation in the appreciation of the underlying stock. The total payment on the securities will be $11.00 per security.

Example 4. The securities are not automatically redeemed prior to maturity. On the final determination date, the closing price of the underlying stock is $87.40, which is less than the initial stock price, but greater than the trigger level of $46.00. As the final stock price is less than the initial stock price but also greater than or equal to the trigger level, you will receive a payment at maturity calculated as follows:

$10 + ($10 × absolute stock return) = $10 + ($10 × 5%) = $10.50

This example illustrates that, although the value of the underlying stock has depreciated, you receive an unleveraged positive return equal to the absolute stock return. The total payment on the securities will be $10.50 per security.

Example 5. The securities are not automatically redeemed prior to maturity. On the final determination date, the closing price of the underlying stock is $36.80, which is less than the trigger level of $46.00. As the final stock price is less than the trigger level, you would receive a payment at maturity calculated as follows:

$10 × (final stock price / initial stock price) = $10.00 × ($36.80 / $92.00) = $4.00

The total payment on the securities is $4.00 per security, representing a substantial loss on your initial investment.

Although the closing price of the underlying stock may have been greater than or equal to the trigger level throughout the term of the securities prior to the final determination date, because the final stock price is less than the trigger level, the investor is fully exposed to the decline in the underlying stock.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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Based on the Performance of the Class A Common Stock of Facebook, Inc.
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal, and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level, you will be exposed to the decline in the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the stock performance factor. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero.
▪	The upside appreciation potential of the securities is limited. Your potential upside gain on the securities will be limited to the fixed early redemption payments specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of the appreciation in the value of the underlying stock, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in the underlying stock.
▪	Your maximum downside gain on the securities is limited by the trigger level. If the securities have not been automatically redeemed prior to maturity and the final stock price is less than the initial stock price but greater than or equal to the trigger level, you will receive at maturity $10 plus a return equal to the absolute stock return, which will reflect a 1% positive return for each 1% negative return on the underlying stock, subject to an effective limit of 50%. Because you will not receive a positive return if the underlying stock has depreciated below the trigger level, your maximum downside payment will be $15.00 per $10 stated principal amount security.
▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	Investors will not participate in any appreciation in the value of the underlying stock. Investors will not participate in any appreciation in the value of the underlying stock from the initial stock price, and any positive return on the securities will be limited to the redemption payment that is paid with respect to the first determination date on which the closing price of the underlying stock or the final stock price, as applicable, is greater than or equal to the initial stock price or, if the securities have not been automatically redeemed prior to maturity and the final stock price is greater than or equal to the trigger level, the absolute stock return. It is possible that the closing price of the underlying stock could be below the initial stock price on all of the determination dates prior to the final determination date, so that you will receive no early redemption payment, or below the trigger level on the final determination date, so that you will not receive the maturity redemption payment or the absolute stock return. If you do not receive an early redemption payment, the maturity redemption payment or the absolute stock return, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has
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determined the initial stock price and the trigger level and will determine the final stock price, whether the closing price of the underlying stock on any determination date (other than the final determination date) is at or above the initial stock price and whether the closing price of the underlying stock on the final determination date is below the initial stock price and/or the trigger level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, and any anti-dilution events, may affect the payment to you at maturity. Moreover, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.

▪	The benefit provided by the trigger level may terminate on the final determination date. If the final stock price is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the underlying stock.
▪	JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the
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Principal at Risk Securities

structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility of the underlying stock;
o	the time to maturity of the securities;
o	whether the final stock price is expected to be less than the trigger level;
o	the likelihood of an early redemption being triggered;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the Class A common stock of Facebook, Inc. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Facebook, Inc. Facebook, Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Facebook, Inc. in connection with this offering.
▪	We may engage in business with or involving Facebook, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Facebook, Inc. without regard to your interests and thus may acquire non-public information about Facebook, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Facebook, Inc., which may or may not recommend that investors buy or hold the underlying stock.
▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
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Principal at Risk Securities

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the underlying stock. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial stock price, which is the value at or above which the underlying stock must close on any determination date in order for you to receive an early redemption payment or a maturity redemption payment, as applicable. The initial stock price is also used to determine the trigger level, which is the value at or above which the underlying stock must close on the final determination date in order for you to receive a positive return at maturity and to avoid being exposed to the negative performance of the underlying stock. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing price of the underlying stock on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	Limited trading history. The underlying stock commenced trading on The NASDAQ Stock Market on May 18, 2012 and therefore has limited historical performance. Accordingly, historical information for the underlying stock is available only since that date. Past performance should not be considered indicative of future performance.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.
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Facebook, Inc. Overview

Facebook, Inc. builds products that enable people to connect and share through mobile devices and personal computers. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Facebook, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35551 through the SEC’s website at www.sec.gov. In addition, information regarding Facebook, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on October 9, 2015:

Bloomberg Ticker Symbol:	FB
Current Closing Price (on 10/9/2015):	$93.24
52 Weeks Ago (on 10/9/2014):	$75.91
52 Week High (on 7/21/2015):	$98.39
52 Week Low (on 10/16/2014):	$72.63

The table below sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter in the period from May 18, 2012 through October 9, 2015. The underlying stock commenced trading on The NASDAQ Stock Market on May 18, 2012, and therefore has a limited performance history. The closing price of the underlying stock on October 9, 2015 was $93.24. The associated graph shows the closing prices of the underlying stock for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Class A Common Stock of Facebook, Inc. (CUSIP: 30303M102)	High	Low	Dividends (Declared)
2012
Second Quarter (commencing May 18, 2012)	$38.37	$25.87	—
Third Quarter	$32.17	$17.73	—
Fourth Quarter	$28.24	$18.99	—
2013
First Quarter	$32.46	$25.14	—
Second Quarter	$28.97	$22.90	—
Third Quarter	$51.24	$24.37	—
Fourth Quarter	$57.96	$44.82	—
2014
First Quarter	$72.03	$53.53	—
Second Quarter	$67.60	$56.14	—
Third Quarter	$79.04	$62.76	—
Fourth Quarter	$81.45	$72.63	—
2015
First Quarter	$85.31	$74.05	—
Second Quarter	$88.86	$77.46	—
Third Quarter	$98.39	$82.09	—
Fourth Quarter (through October 9, 2015)	$94.01	$90.95	—

We make no representation as to the amount of dividends, if any, that Facebook, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the Class A common stock of Facebook, Inc.

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Principal at Risk Securities

The Class A Common Stock of Facebook, Inc. – Daily Closing Prices May 18, 2012 to October 9, 2015

120
100
80
60
40
20
0
Price ($)
May-12
Nov-12
May-13
Nov-13
May-14
Nov-14
May-15

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 50% of the initial stock price.

.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Facebook, Inc. We have derived all disclosures contained in this document regarding the Class A common stock of Facebook, Inc. from the publicly available documents described in the first paragraph under this “Facebook, Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Facebook, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Facebook, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Facebook, Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Facebook, Inc. could affect the value received at maturity, if any, with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 4a-I. Assuming this treatment is respected,

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the gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. Under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including an early redemption or redemption at maturity, of a security occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” generally will not apply to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Facebook, Inc. Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was
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Principal at Risk Securities

filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

October 2015	Page 15